Exhibit 10.7

Non-Employee Director Remuneration

and

Expense Reimbursement Summary

1.	Cash Compensation

a)	Annual Retainers

•	A non-employee Chairperson of the Board of Directors will receive an annual Board retainer of $125,000 paid quarterly in advance on May 1, August 1, November 1, and February 1.

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Each non-employee member of the Board of Directors other than the non-employee Chairperson will receive an annual Board retainer of $50,000 paid quarterly in advance on May 1, August 1, November 1, and February 1.

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The non-employee director who serves as Chairperson of the Audit Committee will receive, in addition to his or her Board retainer, an annual Committee retainer of $20,000 paid quarterly in advance on May 1, August 1, November 1, and February 1.

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Each non-employee director who serves as Chairperson of a Board Committee other than the Audit Committee will receive, in addition to his or her Board retainer, an annual Committee retainer of $10,000 paid quarterly in advance on May 1, August 1, November 1, and February 1.

•	Retainers are paid through the end of the quarter in which service as a Director terminates.

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Pursuant to a deferral program effective for calendar years prior to 2010 (the “Prior Deferral Program”), non-employee directors were permitted to convert all or any portion of their annual Board retainers (but not their Committee retainers) to Common Stock Equivalents (the “Retainer CSEs”).

o	Retainer CSEs are purchased on each date an installment of the annual Board retainer is paid.

o	Any non-employee director who elects to purchase Retainer CSEs will receive a supplemental credit equal to 25% of the portion of the annual Board retainer used to purchase Retainer CSEs (referred to as the “Match”).

o	The Match may be applied only to the purchase of additional CSEs (“Match CSEs”).

o	The number of Retainer CSEs and Match CSEs to be received is based on the closing price of Novell common stock on the day before the purchase date.

o	Retainer CSEs are fully vested at the time of purchase.

o	Match CSEs, unlike Retainer CSEs, are subject to a cliff vesting period of three years from the date of purchase.

o	The Retainer CSEs will be converted into shares of Novell common stock on the earlier to occur of (i) the termination of service as a non-employee director and (ii) a date prior to the termination of service as a non-employee director specified by the non-employee director (the “Deferral Payment Date”).

o	Vested Match CSEs will be converted into shares of Novell common stock on the termination of service as a non-employee director.

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With respect to calendar years beginning with calendar year 2010, non-employee directors may convert their annual Board retainers to Retainer CSEs pursuant to the Novell, Inc. 2009 Directors Deferral Plan, a sub-plan of the Novell, Inc. 2009 Omnibus Incentive Plan (the “2009 Deferral Program”).

o	Under the 2009 Deferral Program, (i) Retainer CSEs are purchased on each date an installment of the annual Board retainer is paid; (ii) any non-employee director who elects to purchase Retainer CSEs will receive Match CSEs; (iii) the number of Retainer CSEs and Match CSEs to be received is based on the closing price of Novell common stock on the day before the purchase date; and (iv) Retainer CSEs are fully vested at the time of purchase.

o	Under the 2009 Deferral Program, Retainer CSEs will be paid out on the earliest to occur of (i) a change of control; (ii) a non-employee director’s separation from service; or (iii) if elected, the Deferral Payment Date.

o	Under the 2009 Deferral Program, Match CSEs become 100% vested on the earliest to occur of (i) the third anniversary of the last date CSEs are purchased with the Match in the relevant calendar year; (ii) a change of control; (iii) the non-employee director’s retirement; or (iv) the non-employee director’s death.

o	The vested Match CSEs are paid to the non-employee director on the earliest to occur of (i) his or her separation from service, (ii) a change of control, or (iii) the later to occur of the Deferral Payment Date or the date on which the Match CSEs vest.

b)	Meeting Fees

•	Each non-employee director will receive $1,500 for each Board and Board telephonic meeting he or she attends.

•	Each non-employee director will receive $1,500 for each Committee and Committee telephonic meeting he or she attends as a Committee member.

2.	Equity Compensation

•	Each non-employee director will receive an annual equity award with a value of $130,000 (the “Annual Equity Award”).

•	The Annual Equity Award will be granted at the first Compensation Committee meeting following Novell’s Annual Meeting of Stockholders that falls during an open trading window for Novell’s securities.

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The Annual Equity Award will be comprised of stock options with a grant date value of $43,000 and either restricted stock units or shares of restricted stock, as elected by each non-employee director, with a grant date value of $87,000.

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The stock options and either restricted stock units or shares of restricted stock comprising the Annual Equity Award will vest in full upon the earlier to occur of one year from the date of grant or the business day prior to the date of the next annual meeting of stockholders following the grant date and will have the following additional terms:

o	Upon the retirement of a non-employee director, there will be 100% acceleration of all unvested stock options, restricted stock units and shares of restricted stock, and vested stock options will remain exercisable for twelve months following retirement.

o	Upon the disability of a non-employee director, there will be no acceleration of unvested stock options, restricted stock units or unvested restricted stock, but vested stock options will remain exercisable for twelve months following a disability.

o	Upon the death of a non-employee director, there will be an acceleration of vesting of those stock options, restricted stock units, and shares of restricted stock that would have vested within twelve months following such death had the non-employee director not died and remained a non-employee director, and vested stock options will remain exercisable for twelve months following the death of a non-employee director.

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New non-employee directors will receive a one-time grant of 50,000 stock options that will vest in full upon the earlier to occur of one year from the date of grant or the business day prior to the date of the next annual meeting of stockholders following the grant date.

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Pursuant to the 2009 Deferral Program, non-employee directors may defer receipt of the shares of Novell common stock received upon vesting of the restricted stock units portion of the Annual Equity Award until the earliest to occur of (i) a change of control; (ii) a non-employee director’s separation from service; or (iii) if elected, the Deferral Payment Date.

•	Non-employee directors may not sell shares of Novell common stock unless they continue to own an amount of Novell common stock equal to three times their annual Board retainer.

o	Non-employee Chairperson of the Board of Directors Total Stock Ownership Requirement (“Total SOR”) is $375,000 ($125k × 3)

o	Other non-employee directors Total SOR is $150,000 ($50k × 3)

o	Forms of equity that count towards Total SOR consist of shares that are already owned and held, shares acquired on the open market, shares acquired upon the exercise of stock options, vested restricted stock units, vested shares of restricted stock, Retainer CSEs, and any vested Match CSEs

3.	Reimbursements

a)	Meetings

•	Novell will provide reimbursement for attendance to all Board and Committee meetings covering the following:

o	first class airfare ticket or equivalent

o	lodging

o	meals

o	ground transportation to and from the meeting

b)	Conferences

•	Novell will provide reimbursement for attendance to one conference per year covering the following:

o	registration fees

o	first class airfare ticket or equivalent

o	lodging

o	meals

o	ground transportation to and from the conference

c)	Orientation

•	Novell will provide reimbursement for new non-employee directors for attendance to one third-party orientation program covering the following:

o	registration fees

o	first class airfare ticket or equivalent

o	lodging

o	meals

o	ground transportation to and from the orientation program